UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2025

WESBANCO, INC.

(Exact name of Registrant as Specified in Its Charter)

West Virginia	001-39442	55-0571723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza
Wheeling, West Virginia		26003
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 304 234-9000

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $2.0833 Par Value	WSBC	Nasdaq Global Select Market
Depositary Shares (each representing 1/40th interest in a share of 6.75% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A)	WSBCP	Nasdaq Global Select Market
Depositary Shares (each representing 1/40th interest in a share of 7.375% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B)	WSBCO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant's Certifying Accountant.

As a matter of good corporate governance, the Audit Committee (the "Audit Committee") of the Board of Directors of Wesbanco, Inc. (the “Company”), with the assistance of management, issued a Request for Proposal (“RFP”) regarding the Company’s engagement of an independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2026. Thereafter, the Audit Committee invited multiple firms to participate in the RFP process.

(a) Dismissal of Independent Registered Public Accounting Firm

Upon the completion of the RFP selection, on October 22, 2025, the Audit Committee approved the dismissal of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm. The dismissal will be effective upon the issuance of the Company's consolidated financial statements for the fiscal year ending December 31, 2025.

The reports of EY on the Company’s consolidated financial statements as of and for the years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the two years ended December 31, 2024 and 2023, and in the subsequent interim period through October 22, 2025, there were no disagreements with EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to satisfaction of EY would have caused EY to make reference to the matter in their report.

The Company has requested EY to furnish a letter addressed to the Securities Exchange Commission stating whether it agrees with the above statements. A copy of EY’s letter dated October 22, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Newly Engaged Independent Registered Public Accounting Firm

On October 22, 2025, the Audit Committee approved the appointment of Deloitte & Touche LLP ("Deloitte") as the Company's new independent registered public accounting firm to perform independent audit services for the fiscal year ending December 31, 2026, and the related interim periods, subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter.

During 2024 and 2023, and through the date of the Audit Committee’s action to approve the appointment of Deloitte, neither the Company, nor anyone on its behalf, consulted with Deloitte regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (b) any matter that was either the subject of a “disagreement,” as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or any “reportable events,” as defined in Item 304(a)(1)(v) of SEC Regulation S-K and the related instructions.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

16.1 Letter from Ernst & Young, LLP dated October 22, 2025.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Wesbanco, Inc. (registrant)

Date:	October 24, 2025	/s/ Daniel K. Weiss, Jr.
Daniel K. Weiss, Jr. Senior Executive Vice President and Chief Financial Officer